Exhibit 99.1

WeWork Reports Fourth Quarter and Fiscal Year 2021 Financial Results

NEW YORK, March 11, 2022 – WeWork Inc. (NYSE: WE) (“WeWork”), a leading global flexible space provider, today reported financial results for its fourth quarter and fiscal year ending December 31, 2021.

•	For fiscal year 2021, consolidated gross desk sales totaled 593,000, the equivalent of 35.6 million square feet.

•	Total revenue for the fourth quarter 2021 was $718 million, an increase of $57 million quarter-over-quarter.

•	Occupancy in the fourth quarter 2021 increased 6 points quarter-over-quarter to 66%, including sold but not yet occupied memberships.

Company Operating Results

•	As of December 31, 2021, WeWork’s systemwide real estate portfolio consisted of 756 locations across 38 countries, supporting approximately 912,000 workstations and 590,000 physical memberships.

•	As of December 31, 2021, WeWork’s consolidated real estate portfolio included 624 locations across 33 countries, supporting approximately 746,000 workstations and 469,000 physical memberships.

•

Systemwide gross desk sales totaled 217,000 in the fourth quarter 2021, equating to 13.0 million square feet sold. Consolidated gross desk sales totaled 164,000 in the fourth quarter, equating to 9.9 million square feet sold. Consolidated new desk sales totaled 87,000 in the fourth quarter.

•

Physical occupancy continued to trend upwards to 63% as of year-end 2021. Physical occupancy including signed but not yet occupied memberships was 66% as of year-end 2021, up from 60% at the end of the third quarter 2021.

•	The average revenue per member (ARPM) for physical memberships was $484 in the fourth quarter, roughly flat quarter-over-quarter as compared to the third quarter ARPM of $485.

•

All Access memberships increased to 45,000 by the close of the fourth quarter, an increase of 41% quarter-over-quarter. These All Access memberships represent an incremental 6 percentage points in occupancy.

Company Consolidated Financial Results

•	Fourth quarter 2021 revenue was $718 million, representing a 9% increase from $661 million in the third quarter and the second consecutive quarter of sequential revenue growth.

•	Fourth quarter 2021 Operating Cash Flow was negative $373 million and Free Cash Flow was negative $467 million.

•

Net Loss was $803 million in the fourth quarter 2021, a 5% improvement relative to the third quarter 2021. Net loss net of $103 million of interest and other (income) expense, restructuring costs of negative $48 million driven by net gains on lease terminations, impairment of $241 million driven by building exits and depreciation and amortization of $174 million, stock-based compensation of $48 million, and $2 million of other costs, resulted in Adjusted EBITDA of negative $283 million.

•	Adjusted EBITDA was negative $283 million, a $73 million improvement from third quarter 2021 and a $189 million improvement relative to the fourth quarter 2020.

Space-as-a-Service:

WeWork reported systemwide gross desk sales of 217,000 in the fourth quarter 2021, an equivalent of 13.0 million square feet sold, including 113,000 new desk sales. On a consolidated basis, gross desk sales were 164,000 in the fourth quarter 2021, which equates to approximately 9.9 million square feet sold including 87,000 new desk sales. For the fiscal year 2021, consolidated gross desk sales totaled 593,000, an equivalent of 35.6 million square feet sold.

WeWork continued to represent a significant portion of traditional office leasing activity in 2021. WeWork represented approximately 0.5% of all commercial office space in the U.S., and sold the equivalent of 9% of total traditional office square feet leased across the country in 2021.

At the market-level, WeWork’s 2021 gross sales in Manhattan were equivalent to 16% of the traditional office market leasing on a square-foot basis, while WeWork’s portfolio of 5 million square feet in Manhattan accounts for approximately 1% of total office stock. WeWork’s leasing activity represented 17% of Boston’s total square feet leased in the year, 13% of San Francisco total square feet leased, and 14% of Miami’s total square feet leased, despite representing 2% or less of the total office stock in each of those markets.

Across the Company’s European markets, WeWork represented approximately 0.5% of commercial office space, yet sold the equivalent of 8% of total square feet leased in 2021. WeWork’s gross sales in 2021 equated to 39% of London’s traditional office leasing, a market that is leading the shift to flex, 34% of Dublin’s leasing, 8% of Paris’ leasing and 6% of Berlin’s leasing.

WeWork saw sequential gains in occupancy throughout fiscal year 2021. As of December 2021, WeWork’s consolidated physical memberships increased to 469,000, a quarter-over-quarter increase of 9% and year-over-year increase of 21%. Physical occupancy rose to 63% in the fourth quarter 2021, a 7 percentage point increase from the third quarter 2021. Including the incremental 21,000 net memberships already contracted for move-in, physical occupancy including signed but not yet occupied memberships would increase to 66% as of year-end 2021.

WeWork Access:

All Access represented 45,000 memberships as of December 2021, an increase of 41% quarter-over-quarter. As of the fourth quarter, All Access ARPM was approximately $230 per month and WeWork Access achieved a run-rate revenue of approximately $120 million.

WeWork Workplace:

WeWork continues to develop and refine WeWork Workplace, its workspace management software solution for enterprises and operators. For enterprises, the platform intends to enable a seamless and purposeful hybrid work experience by powering online booking, providing meaningful utilization analytics, and helping to optimize space across assets.

In December 2021, WeWork signed its first WeWork Workplace enterprise deal with Organon, a global leader in women’s health, to action their boundaryless workplace strategy across locations in 34 cities that are a mix of WeWork locations, owned locations, and non-WeWork locations.

Business Development:

WeWork continues to identify business development opportunities that align with the company’s overall strategy for accretive and asset-light growth, with a focus on operators with a strong product and cultural fit.

In line with that approach, WeWork announced the acquisition of Common Desk in January 2022. Common Desk, a Dallas-based coworking operator with 23 locations in Texas and North Carolina, operates a majority of its locations under asset-light management agreements with landlords that minimize the Company’s operational and capital expenses. The deal closed in March 2022.

In February 2022, WeWork announced a strategic investment in and partnership with Upflex, a platform that aggregates over 4,800 coworking locations around the world. Through the strategic investment, WeWork is able to increase the physical network of spaces available to Access members without added incremental capital investments. Additionally, WeWork will be the exclusive flex workspace operator to sell Upflex inventory to its members, creating an opportunity for WeWork to service members across Upflex’s vast network of third-party spaces in markets where WeWork does not operate.

Liquidity:

WeWork ended the year with $1,974 million in cash and unfunded cash commitments, including approximately $924 million of available cash on hand, $550 million available under our senior secured note facility, and an additional $500 million in letter of credit facility capacity.

Outlook:

WeWork expects to deliver between $3.8 and $4.0 billion systemwide revenue in 2022. On a consolidated basis, the company expects to deliver between $3.35 and $3.5 billion revenue in 2022, including between $740 and $760 million of revenue in Q1 and between $775 and $825 million of revenue in Q2. In Q3 and Q4, the Company expects to achieve revenue of between $900 million and $1 billion, which is the range the Company expects to become Adjusted EBITDA positive. The Company expects that its 2022 beginning cash and available liquidity balance of $1.974 billion, adjusted for the midpoint of the Company’s Adjusted EBITDA guidance of negative $450 million, $240 million of interest, and $200 million of net capex will give the Company total liquidity of approximately $1.1 billion by the end of fiscal year 2022.

###

Investors

Chandler Salisbury

investor@wework.com

Media

Nicole Sizemore

press@wework.com

About WeWork

WeWork Inc. (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become one of the leading global flexible space providers committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

Forward-Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay near and intermediate term debt; its indebtedness; its ability to raise capital through equity issuances, asset sales or the incurrence of new debt; retail and credit market conditions; impairments; its liquidity demand; changes in general economic conditions, including as a result of the COVID-19 pandemic; delays in customers and prospective customers returning to the office and taking occupancy as a result of the COVID-19 pandemic and the emergence of variants leading to a parallel delay in receiving the corresponding revenue; and WeWork’s inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Use of Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Building Margin, Adjusted EBITDA and Free Cash Flow (including on a forward-looking basis). These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that WeWork’s presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about WeWork. WeWork’s management uses forward-looking non-GAAP measures to evaluate WeWork’s projected financials and operating performance. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Non-GAAP Financial Definitions

Adjusted Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization (“Adjusted EBITDA”)

We also supplement our GAAP results by evaluating Adjusted EBITDA, a non-GAAP measure. We define “Adjusted EBITDA” as net loss before income tax (benefit) provision, interest and other (income) expense, depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by WeWork in connection with regulatory investigations and litigation regarding WeWork’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the Notes to the Consolidated Financial Statements included in our Quarterly Report for the quarter ended September 30, 2021, net of any insurance or other recoveries, significant non-ordinary course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring charges, and other gains and losses on operating assets.

Free Cash Flow

We also supplement our GAAP results by evaluating Free Cash Flow, a non-GAAP measure. Free Cash Flow is defined as cash flow from operating activities less cash purchases of property and equipment, each as presented in WeWork’s Consolidated Statements of Cash Flows calculated in accordance with GAAP. Free Cash Flow is both a performance measure and a liquidity measure that we believe provides useful information to management and investors about the amount of cash generated by or used in the business. Free Cash Flow is also a key metric used internally by our management to develop internal budgets, forecasts and performance targets.

WEWORK INC.

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	December 31,
(Amounts in thousands, except share and per share amounts)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$923,725	$800,535
Accounts receivable and accrued revenue, net of allowance of $62,515 and $107,806 as of December 31, 2021 and 2020, respectively	129,943	176,521
Prepaid expenses (including related party amounts of $1,178 and $557 as of December 31, 2021 and 2020, respectively)	179,666	162,843
Other current assets (including related party amounts of $1,897 and $780 as of December 31, 2021 and 2020, respectively)	238,109	189,329

Total current assets	1,471,443	1,329,228
Property and equipment, net	5,374,225	6,859,163
Lease right-of-use assets, net	13,052,091	15,107,880
Restricted cash	11,274	53,618
Equity method and other investments	199,577	214,940
Goodwill	677,334	679,351
Intangible assets, net	56,729	49,896
Other assets (including related party amounts of $596,045 and $699,478 as of December 31, 2021 and 2020, respectively)	913,498	1,062,258

Total assets	$21,756,171	$25,356,334

Liabilities
Current liabilities:
Accounts payable and accrued expenses (including amounts due to related parties of $93,800 and $14,497 as of December 31, 2021 and 2020 respectively)	$621,090	$723,411
Members’ service retainers	420,908	358,566
Deferred revenue (including amounts from related parties of $5,441 and $9,717 as of December 31, 2021 and 2020, respectively)	119,767	176,004
Current lease obligations (including amounts due to related parties of $18,433 and $10,148 as of December 31, 2021 and 2020, respectively)	893,067	847,531
Other current liabilities (including amounts due to related parties of none and $900 as of December 31, 2021 and 2020, respectively)	77,913	83,755

Total current liabilities	2,132,745	2,189,267
Long-term lease obligations (including amounts due to related parties of $524,625 and $436,074 as of December 31, 2021 and 2020, respectively)	17,925,626	20,263,606
Unsecured notes payable (including amounts due to related parties of $1,650,000 and $1,200,000, as of December 31, 2021 and 2020, respectively)	2,200,000	1,200,000
Warrant liabilities, net (including convertible related party liabilities, net of none and $418,908 as of December 31, 2021 and 2020, respectively)	15,547	418,908
Long-term debt, net	665,598	688,356
Other liabilities	230,097	221,780

Total liabilities	23,169,613	24,981,917
Commitments and contingencies (Note 23)
Convertible preferred stock; no shares authorized, issued and outstanding as of December 31, 2021, and 782,507,467 shares authorized, 304,791,824 shares issued and outstanding as of December 31, 2020	—	7,666,098
Redeemable noncontrolling interests	35,997	380,242

WEWORK INC.

CONSOLIDATED BALANCE SHEETS – (CONTINUED)

UNAUDITED

	December 31,	December 31,
(Amounts in thousands, except share and per share amounts)	2021	2020
Equity
WeWork Inc. shareholders’ equity (deficit):
Preferred stock; par value $0.0001; 100,000,000 share authorized, zero issued and outstanding as of December 31, 2021, zero shares authorized, issued and outstanding as of December 31, 2020	—	—
Common stock Class A; par value $0.0001; 1,500,000,000 shares authorized, 705,016,923 shares issued as of December 31, 2021, and 777,979,845 shares authorized, and 34,297,295 shares issued as of December 31, 2020	71	3
Common stock Class B; par value $0.0001; zero shares authorized, issued and outstanding as of December 31, 2021 and 194,080,786 shares authorized and 106,894,492 shares issued and outstanding as of December 31, 2020	—	11
Common stock Class C; par value $0.0001; 25,041,666 shares authorized, 19,938,089 issued and outstanding as of December 31, 2021, and 42,109,087 shares authorized, 20,794,324 shares issued and outstanding as of December 31, 2020	2	2
Common stock Class D; par value $0.001; zero shares authorized, issued and outstanding as of December 31, 2021, and 194,080,786 authorized, zero shares issued and outstanding as of December 31, 2020	—	—
Treasury stock, at cost; 2,944,212 and zero shares held as of December 31, 2021 and 2020, respectively	(29,245)	—
Additional paid-in capital	12,320,691	2,188,499
Accumulated other comprehensive income (loss)	(31,069)	(158,810)
Accumulated deficit	(14,142,517)	(9,703,490)

Total WeWork Inc. shareholders’ deficit	(1,882,067)	(7,673,785)
Noncontrolling interests	432,628	1,862

Total equity	(1,449,439)	(7,671,923)

Total liabilities and equity	$21,756,171	$25,356,334

The accompanying notes are an integral part of these consolidated financial statements.

WEWORK INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Year Ended December 31,
(Amounts in thousands, except share and per share data)	2021	2020	2019
Revenue (including related party revenue of $142,833, $169,783 and $179,651 for the years ended December 31, 2021, 2020 and 2019, respectively. See Note 24)	$2,570,127	$3,415,865	$3,458,592
Expenses:
Location operating expenses—cost of revenue (exclusive of depreciation and amortization of $671,932, $715,413 and $515,309 for the years ended December 31, 2021, 2020 and 2019, respectively, shown separately below)	3,084,646	3,542,918	2,758,318
Pre-opening location expenses	159,096	273,049	571,968
Selling, general and administrative expenses	1,010,582	1,604,669	2,793,663
Restructuring and other related costs	433,811	206,703	329,221
Impairment/(gain on sale) of goodwill, intangibles and other assets	870,002	1,355,921	335,006
Depreciation and amortization	709,473	779,368	589,914

Total expenses (including related party expenses of $84,797, $80,524 and $290,748 for the years ended December 31, 2021, 2020 and 2019, respectively. See Note 24)	6,267,610	7,762,628	7,378,090
Loss from operations	(3,697,483)	(4,346,763)	(3,919,498)
Interest and other income (expense), net:
Income (loss) from equity method and other investments	(18,333)	(44,788)	(32,206)
Interest expense (including related party expenses of $(387,208), $(246,875) and $(11,024) for the years ended December 31, 2021, 2020 and 2019, respectively. See Note 11 and Note 24)	(454,703)	(331,217)	(99,587)
Interest income	18,973	16,910	53,244
Foreign currency gain (loss)	(133,646)	149,196	29,652
Gain (loss) from change in fair value of warrant liabilities (including from related party financial instruments of $(345,271), $819,647, and $(373,738) for the years ended December 31, 2021, 2020 and 2019, respectively. See Note 13)	(342,939)	819,647	239,145
Loss on extinguishment of debt	—	(77,336)	—

Total interest and other income (expense), net	(930,648)	532,412	190,248

Pre-tax loss	(4,628,131)	(3,814,351)	(3,729,250)
Income tax benefit (provision)	(3,464)	(19,506)	(45,637)

Net loss	(4,631,595)	(3,833,857)	(3,774,887)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	139,083	675,631	493,047
Noncontrolling interest — equity	53,485	28,868	17,102

Net loss attributable to WeWork Inc.	$(4,439,027)	$(3,129,358)	$(3,264,738)

Net loss per share attributable to Class A and Class B common stockholders (see Note 22):
Basic	$(18.38)	$(22.24)	$(23.46)

Diluted	$(18.38)	$(22.24)	$(23.46)

Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	263,584,930	140,680,131	139,160,229

The accompanying notes are an integral part of these consolidated financial statements.

WEWORK INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Year Ended December 31,
(Amounts in thousands)	2021	2020	2019
Cash Flows from Operating Activities:
Net loss	$(4,631,595)	$(3,833,857)	$(3,774,887)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	709,473	779,368	589,914
Impairment of property and equipment	—	3,066	63,128
Impairment/(gain on sale) of goodwill, intangibles and other assets	870,002	1,355,921	335,006
Non-cash transaction with principal shareholder	428,289	—	185,000
Loss on extinguishment of debt	—	77,336	—
Stock-based compensation expense	213,669	62,776	358,969
Cash paid to settle employee stock awards	—	(3,141)	—
Issuance of stock for services rendered, net of forfeitures	(2,271)	7,893	20,367
Non-cash interest expense	209,907	172,112	14,917
Provision for allowance for doubtful accounts	15,147	67,482	22,221
(Income) loss from equity method and other investments	18,333	44,788	32,206
Distribution of income from equity method and other investments	3,328	4,191	—
Foreign currency (gain) loss	133,646	(149,196)	(30,915)
Change in fair value of financial instruments	342,939	(819,647)	(239,145)
Contingent consideration fair market value adjustment	—	(122)	(60,667)
Changes in operating assets and liabilities:
Operating lease right-of-use assets	1,450,202	1,024,709	(5,850,744)
Current and long-term lease obligations	(1,606,650)	502,025	7,672,358
Accounts receivable and accrued revenue	23,485	(32,749)	(175,262)
Other assets	(76,452)	(28,148)	(126,870)
Accounts payable and accrued expenses	67,816	(164,190)	390,609
Deferred revenue	(52,695)	32,803	90,445
Other liabilities	(30,295)	39,731	38,840
Deferred income taxes	1,785	(159)	(3,734)

Net cash provided by (used in) operating activities	(1,911,937)	(857,008)	(448,244)
Cash Flows from Investing Activities:
Purchases of property and equipment	(296,895)	(1,441,232)	(3,488,086)
Capitalized software	(39,997)	(22,614)	(40,735)
Change in security deposits with landlords	2,526	526	(140,071)
Proceeds from asset divestitures and sale of investments, net of cash divested	10,832	1,172,860	16,599
Contributions to investments	(26,704)	(99,146)	(80,674)
Loans to employees and related parties	—	—	(5,580)
Cash used for acquisitions, net of cash acquired	—	—	(1,036,973)
Deconsolidation of cash of ChinaCo, net of cash received	—	(54,481)	—
Proceeds from repayment of notes receivable	3,000	—	—

Net cash provided by (used in) investing activities	(347,238)	(444,087)	(4,775,520)

WEWORK INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS – (CONTINUED)

UNAUDITED

	Year Ended December 31,
(Amounts in thousands)	2021	2020	2019
Cash Flows from Financing Activities:
Proceeds from Business Combination and PIPE financing, net of issuance costs paid	1,209,068	—	—
Taxes paid on withholding shares	(32,542)	—	—
Principal payments for property and equipment acquired under finance leases	(4,626)	(4,021)	(3,590)
Proceeds from unsecured related party debt	1,000,000	1,200,000	—
Proceeds from issuance of convertible related party liabilities	—	—	4,000,000
Proceeds from issuance of debt	708,177	34,309	662,395
Repayments of debt	(712,746)	(813,140)	(3,088)
Bond repurchase	—	—	(32,352)
Debt and equity issuance costs	(12,091)	(12,039)	(71,075)
Proceeds from exercise of stock options and warrants	17,037	212	38,823
Proceeds from issuance of noncontrolling interests	80,006	100,628	538,934
Distributions to noncontrolling interests	—	(319,860)	(40,000)
Payments for contingent consideration and holdback of acquisition proceeds	(2,523)	(39,701)	(38,280)
Proceeds relating to contingent consideration and holdbacks of disposition proceeds	12,177	613	—
Additions to members’ service retainers	449,861	382,184	703,265
Refunds of members’ service retainers	(373,827)	(575,999)	(497,761)

Net cash provided by (used in) financing activities	2,337,971	(46,814)	5,257,271
Effects of exchange rate changes on cash, cash equivalents and restricted cash	2,050	1,374	3,239

Net increase (decrease) in cash, cash equivalents and restricted cash	80,846	(1,346,535)	36,746
Cash, cash equivalents and restricted cash—Beginning of period	854,153	2,200,688	2,163,942

Cash, cash equivalents and restricted cash—End of period	$934,999	$854,153	$2,200,688

A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Year Ended December 31,
(Amounts in thousands)	2021	2020	2019
Net loss	$(4,631,595)	$(3,833,857)	$(3,774,887)
Income tax (benefit) provision(a)	3,464	19,506	45,637
Interest and other (income) expenses, net(a)	930,648	(532,412)	(190,248)
Depreciation and amortization(a)	709,473	779,368	589,914
Restructuring and other related costs(a)	433,811	206,703	329,221
Impairment/(gain on sale) of goodwill, intangibles and other assets(a)	870,002	1,355,921	335,006
Stock-based compensation expense(b)	109,740	50,758	346,747
Stock-based payments for services rendered by consultants(b)	(2,271)	7,893	20,367
Change in fair value of contingent consideration liabilities(c)	—	(122)	(60,667)
Legal, tax and regulatory reserves and settlements	8,525	1,794	3,678
Legal costs related to regulatory investigations and litigation(d)	26,599	53,048	—
Expense related to mergers, acquisitions, divestitures and capital raising activities	8,218	7,956	154,641

Adjusted EBITDA	$(1,533,386)	$(1,883,444)	$(2,200,591)

(a)	As presented on our consolidated statements of operations.
(b)	Represents the non-cash expense of our equity compensation arrangements for employees, directors, and consultants.
(c)

Represents the change in fair value of the contingent consideration associated with acquisitions as included in selling, general and administrative expenses on the condensed consolidated statements of operations.

(d)

Legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, net of any insurance or other recoveries. See section entitled “Legal Matters” in Note 23 of the notes to the condensed consolidated financial statements included elsewhere in this Quarterly Report for details regarding the related regulatory investigations and litigation matters.

A reconciliation of location gross profit/(loss), the most comparable GAAP measure, to Building Margin is set forth below:

	Year Ended December 31,
(Amounts in thousands)	2021	2020	2019
Location Gross Profit / (Loss) including Depreciation & Amortization	$(1,288,795)	$(1,125,053)	$(214,934)
Depreciation and amortization	671,932	715,413	515,309

Location Gross Profit / (Loss) excluding Depreciation & Amortization	(616,863)	(409,640)	300,375
Unconsolidated management fee revenue	(9,468)	(4,730)	(5,473)
Stock-based compensation expense	14,950	8,975	46,135
Indirect location operation expenses	99,341	132,165	176,116

Building Margin	$(512,040)	$(273,230)	$517,153

	Three Months Ended				Year Ended
(Amounts in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2021
Revenue:
Consolidated Locations membership and service revenue	$694,119	$625,043	$563,787	$575,366	$2,458,315
Unconsolidated Locations management fee revenue	2,176	2,017	1,377	3,898	9,468
Other revenue	21,470	33,971	28,314	18,589	102,344

Total revenue	717,765	661,031	593,478	597,853	2,570,127

Expenses:
Location operating expenses—cost of revenue (1)	733,341	752,493	780,489	818,323	3,084,646
Pre-opening location expenses	41,890	40,367	43,435	33,404	159,096
Selling, general and administrative expenses (1)	277,152	233,928	225,082	274,420	1,010,582
Restructuring and other related costs	(48,168)	15,934	(27,794)	493,839	433,811
Impairment/(gain on sale) of goodwill, intangibles and other assets	240,876	87,541	242,104	299,481	870,002
Depreciation and amortization	174,316	170,816	180,157	184,184	709,473

Total expenses	1,419,407	1,301,079	1,443,473	2,103,651	6,267,610

Loss from operations	(701,642)	(640,048)	(849,995)	(1,505,798)	(3,697,483)
Interest and other income (expense), net	(102,553)	(206,465)	(68,499)	(553,131)	(930,648)

Pre-tax loss	(804,195)	(846,513)	(918,494)	(2,058,929)	(4,628,131)
Income taxes benefit (provision)	1,567	2,251	(4,015)	(3,267)	(3,464)

Net loss	(802,628)	(844,262)	(922,509)	(2,062,196)	(4,631,595)
Net loss attributable to noncontrolling interests	87,201	41,862	33,664	29,841	192,568

Net loss attributable to WeWork Inc.	$(715,427)	$(802,400)	$(888,845)	$(2,032,355)	$(4,439,027)

(1)	Exclusive of depreciation and amortization shown separately on the depreciation and amortization line.

A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

	Three Months Ended				Year Ended
(Amounts in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2021
Net loss	$(802,628)	$(844,262)	$(922,509)	$(2,062,196)	$(4,631,595)
Income tax (benefit) provision	(1,567)	(2,251)	4,015	3,267	3,464
Interest and other (income) expense	102,553	206,465	68,499	553,131	930,648
Depreciation and amortization	174,316	170,816	180,157	184,184	709,473
Restructuring and other related costs	(48,168)	15,934	(27,794)	493,839	433,811
Impairment/(gain on sale) of goodwill, intangibles and other assets	240,876	87,541	242,104	299,481	870,002
Stock-based compensation expense	47,808	4,040	4,294	53,598	109,740
Stock-based payments for services rendered by consultants	1	1	1	(2,274)	(2,271)
Change in fair value of contingent consideration liabilities	—	—	—	—	—
Legal, tax and regulatory reserves and settlements	771	258	79	7,417	8,525
Legal costs related to regulatory investigations and litigation	1,545	2,735	(1,077)	23,396	26,599
Expense related to mergers, acquisitions, divestitures and capital raising activities	1,685	2,724	3,303	506	8,218

Adjusted EBITDA	$(282,808)	$(355,999)	$(448,928)	$(445,651)	$(1,533,386)

A reconciliation of location gross profit/(loss), the most comparable GAAP measure, to Building Margin is set forth below:

		Three Months Ended			Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2021	2021	2021	2021	2021
Location Gross Profit / (Loss) including Depreciation & Amortization	$(200,934)	$(287,851)	$(385,644)	$(414,366)	$(1,288,795)
Depreciation and amortization	163,888	162,418	170,319	175,307	671,932

Location Gross Profit / (Loss) excluding Depreciation & Amortization	(37,046)	(125,433)	(215,325)	(239,059)	(616,863)
Unconsolidated management fee revenue	(2,176)	(2,017)	(1,377)	(3,898)	(9,468)
Stock-based compensation expense	4,776	609	734	8,831	14,950
Indirect location operation expenses	25,771	24,205	24,136	25,229	99,341

Building Margin	$(8,675)	$(102,636)	$(191,832)	$(208,897)	$(512,040)

A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow is set forth below:

	Year Ended December 31,
(Amounts in thousands)	2021	2020	2019
Net cash provided by (used in) operating activities (a)	$(1,911,937)	$(857,008)	$(448,244)
Less: Purchases of property and equipment (a)	(296,895)	(1,441,232)	(3,488,086)

Free Cash Flow	$(2,208,832)	$(2,298,240)	$(3,936,330)

(a)	As presented on our consolidated statements of cash flows.

Key Performance Supplemental Information

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in ones, except percentages)	2021	2021	2021	2021	2020
Other key performance indicators:
Consolidated Locations (1),(2),(3)
Membership and service revenues	$694,119	$625,043	$563,787	$575,366	$609,191
Workstation Capacity	746,000	766,000	770,000	804,000	865,000
Physical Memberships	469,000	432,000	386,000	378,000	387,000
All Access and Other Legacy Memberships	45,000	32,000	20,000	15,000	13,000
Memberships	514,000	464,000	406,000	393,000	401,000
Physical Occupancy Rate	63%	56%	50%	47%	45%
Enterprise Physical Membership Percentage	47%	49%	52%	52%	52%
Unconsolidated Locations (1),(2),(3)
Membership and service revenues(4)	$132,886	$119,363	$101,380	$89,815	$86,144
Workstation Capacity	166,000	165,000	168,000	160,000	166,000
Physical Memberships	121,000	114,000	110,000	97,000	89,000
Memberships	121,000	114,000	111,000	97,000	89,000
Physical Occupancy Rate	73%	69%	66%	61%	54%
Systemwide Locations
Membership and service revenues (5)	$827,005	$744,406	$665,167	$665,181	$695,335
Workstation Capacity	912,000	932,000	937,000	963,000	1,030,000
Physical Memberships	590,000	546,000	496,000	475,000	476,000
All Access and Other Legacy Memberships	46,000	32,000	20,000	15,000	13,000
Memberships	635,000	578,000	517,000	490,000	490,000
Physical Occupancy Rate	65%	59%	53%	49%	46%

(1)

For certain key performance indicators the amounts we present are based on whether the indicator relates to a location for which the revenues and expenses of the location are consolidated within our results of operations (“Consolidated Locations”) or whether the indicator relates to a location for which the revenues and expenses are not consolidated within our results of operations, but for which we are entitled to a management fee for our advisory services (“Unconsolidated Locations”). As of December 31, 2021, IndiaCo, ChinaCo and Israel locations are our only Unconsolidated Locations

(2)

Effective October 2, 2020, the Company deconsolidated ChinaCo and as a result, beginning with the fourth quarter of 2020, the workstation capacity, memberships, occupancy and enterprise memberships percentages for Consolidated Locations excludes the impact of ChinaCo locations, and they are included in Unconsolidated Locations, with no impact on Total Locations. Prior to October 2, 2020, ChinaCo was still consolidated and therefore the key performance indicators for ChinaCo are included in Consolidated Locations.

(3)

On June 1, 2021, we closed a franchise agreement with Ampa and transferred the building operations and obligations of our Israel locations to Ampa. Beginning on June 1, 2021, our Israel locations are no longer Consolidated Locations and are classified as Unconsolidated Locations.

(4)	Unconsolidated membership and service revenues represents the results of Unconsolidated Locations that typically generate ongoing management fees for the Company at a rate of 2.75-4.00%.
(5)	Systemwide Location membership and service revenues represents the results of all locations regardless of ownership, including Consolidated and Unconsolidated Locations.